Exhibit 4.6

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SHOTSPOTTER, INC.

WARRANT TO PURCHASE SERIES B-1 PREFERRED STOCK

No. PB1W-_                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  , 2014

VOID AFTER           2021 (THE “EXPIRATION DATE”)

THIS CERTIFIES THAT, for value received,                     or assigns (the “Holder”), is entitled to subscribe for and purchase from SHOTSPOTTER, INC., a Delaware corporation, with its principal office at 7979 Gateway Blvd., Suite 210, Newark, CA 94560 (the “Company”)                      (         ) Exercise Shares at the Exercise Price (each subject to adjustment as provided herein). This Warrant is being issued as one of a series of warrants (the “Warrants”) pursuant to the terms of the Series B-1 Preferred Stock and Warrant Purchase Agreement, dated February 14, 2014, by and among the Company and the other parties named therein (the “Purchase Agreement”).

1.                                      DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement. As used herein, the following terms shall have the following respective meanings:

(a)                                 “Exercise Period” shall mean the period commencing with the date hereof and ending on the Expiration Date, unless sooner terminated as provided below.

(b)                                 “Exercise Price” shall mean $0.01 per Exercise Share subject to adjustment pursuant to Sections 5 and 7 below.

(c)                                  “Exercise Shares” shall mean shares of the Company’s Series B-1 Preferred Stock issuable upon exercise of this Warrant.

2.                                      EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)                                 An executed Notice of Exercise in the form attached hereto;

(b)                                 Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

(c)                                  This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1                               Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y (A-B)

A

Where             X =                             the number of Exercise Shares to be issued to the Holder

Y =                             the number of Exercise Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, that portion of this Warrant being canceled (at the date of such calculation)

A =                             the fair market value of one Exercise Share (at the date of such calculation)

B =                             Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, if the Company’s Common Stock is traded in a public market, the fair market value per share shall be the product of (i) the average of the closing prices of a share of Common Stock reported for the five business days immediately before Holder delivers its Notice of Exercise to the Company and (ii) the number of shares of Common Stock into which each Exercise Share is convertible at the time of such exercise provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each Exercise Share is convertible at the time of such exercise.  If the Company’s Common Stock is not traded in a public market, the fair market value of one Exercise Share shall be determined by the Company’s Board of Directors in good faith.

3.                                      COVENANTS OF THE COMPANY.

3.1                               Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will, at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of the series of equity securities comprising the Exercise Shares to provide for the exercise of the rights represented by this Warrant, including the right to convert the Exercise Shares into the Company’s Common Stock. If at any time during the Exercise Period the number of authorized but unissued shares of such series of the Company’s equity securities shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such series of the Company’s equity securities to such number of shares as shall be sufficient for such purposes.

3.2                               Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least 10 days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.                                      REPRESENTATIONS OF HOLDER.

4.1                               Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring this Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of this Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2                               Securities Are Not Registered.

(a)                                 The Holder understands that this Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b)                                 The Holder recognizes that this Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register this Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c)                                  The Holder is aware that neither this Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3                               Disposition of Warrant and Exercise Shares.

(a)                                 The Holder further agrees not to make any disposition of all or any part of this Warrant or Exercise Shares in any event unless and until:

(i)                                    The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii)                                There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)                            The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws. The Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Act, except in unusual circumstances.

(b)                                 The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

4.4                               Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

5.                                      ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES; ASSUMPTION OF WARRANT UPON ACQUISITION.

5.1                               Changes in Securities. In the event of changes in the series of equity securities of the Company comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. For purposes of this Section 5 and Section 7, the “Aggregate Exercise Price” shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

5.2                               Automatic Conversion. Upon the automatic conversion of all outstanding shares of the series of equity securities comprising the Exercise Shares into Common Stock, this Warrant shall become exercisable for that number of shares of Common Stock of the Company into which the Exercise Shares would then be convertible, so long as such shares, if this Warrant had been exercised prior to such offering, would have been converted into shares of the Company’s Common Stock pursuant to the Company’s certificate of incorporation (as amended from time to time, the “Certificate of Incorporation”). In such case, all references to “Exercise Shares” shall mean shares of the Company’s Common Stock issuable upon exercise of this Warrant, as appropriate.

5.3                               Acquisition.  For the purpose of this Warrant, “Acquisition” means (i) any sale, license, or other disposition of all or substantially all of the assets of Company, or (ii) any reorganization, consolidation, or merger of Company where the holders of Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.  Upon the closing of any Acquisition, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing, and the Exercise Price shall be adjusted accordingly; provided that if pursuant to such Acquisition the entire outstanding class of Exercise Shares are cancelled and the total consideration payable to the holders of such class of Exercise Shares consists entirely of cash, then, upon payment to the Holder of an amount equal to the amount such Holder would receive if the Holder held Exercise Shares issuable upon exercise of the unexercised portion of this Warrant and such Exercise Shares were outstanding on the record date for the Acquisition less the Aggregate Exercise Price of such Exercise Shares, this Warrant shall be cancelled.

5.4                               No Impairment.  The Company shall not, by amendment of the Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms that the Company is to observe or perform under this Warrant, but shall at all times in good faith assist in carrying out of all the provisions of this Article 5 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article 5 against impairment.

6.                                      FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value, as defined in Section 2, of one Exercise Share by such fraction.

7.                                      REORGANIZATION. In the event of, at any time during the Exercise Period, any capital reorganization of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or a Liquidation Event, as described and defined in the Certificate of Incorporation (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Exercise Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Exercise Shares equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, and the Exercise Price shall be appropriately adjusted so that the Aggregate Exercise Price after such Organic Change shall be equal to the Aggregate Exercise Price immediately prior to such Organic Change.

8.                                      MARKET STAND-OFF AGREEMENT. The Holder hereby agrees that it will not, without the prior written consent of the Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days or, if required by such managing underwriters, such longer period of time as is necessary to enable such underwriters to issue a research report or make a public appearance that relates to an earnings release or announcement by the Company within 17 days before or after the date that is 180 days after the effective date of the registration statement relating to the Initial Offering, but in any event not to exceed 210 days following the effective date of the registration statement relating to such offering) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  The foregoing provisions of this Section 8 shall apply only to the Company’s initial offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than 1% stockholders of the Company (all parties bound by such market standoffs the “Restricted Stockholders”) enter into similar agreements.  The underwriters in connection with the Company’s initial offering are intended third-party beneficiaries of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  The Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 8 or that are necessary to give further effect thereto.  If the Company or the representative of the underwriters waives or terminates the restrictive provisions of the market stand-off agreements of any of the other Restricted Stockholders, then such discretionary waiver or termination shall apply to all Restricted Stockholders on a pro rata basis based on the number of shares subject to such agreements and this Section 8.

9.                                      NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10.                               TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.  The transferee shall sign an investment letter in form and substance satisfactory to the Company.

11.                               LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12.                               AMENDMENT. Any term of this Warrant may be amended or waived with the written consent of the Company and Holders of Warrants representing a majority of the Exercise Shares acquirable under the outstanding Warrants provided that all Warrants are similarly affected.  Upon the effectuation of such amendment or waiver in conformance with this Section 12, the Company shall promptly give written notice thereof to the record holders of the Warrants who have not previously consented thereto in writing.

13.                               NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c)  five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d)  one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at the address specified for notices under the Purchase Agreement or at such other address as the Company or Holder may designate by 10 days’ advance written notice to the other parties hereto.

14.                               NOTICE OF EXPIRATION.  The Company shall give the Holder written notice of the Holder’s right to exercise this Warrant in the form attached hereto not more than 90 days and not less than 15 days before the Expiration Date.  If the notice is not so given, the Expiration Date shall automatically be extended until 15 days after the date that the Company delivers the notice to the Holder.

15.                               ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

16.                               GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California without giving effect to conflicts of laws principles.

The Company has caused this Warrant to be executed by its duly authorized officer as of           , 2014.

SHOTSPOTTER, INC.

By:
Ralph A. Clark
President and Chief Executive Officer

Address:	7979 Gateway Blvd., Suite 210,
Newark, CA 94560

SERIES B-1 WARRANT

NOTICE OF EXERCISE

TO: SHOTSPOTTER, INC.

(1)                                 ☐                                    The undersigned hereby elects to purchase          shares of             (the “Exercise Shares”) of ShotSpotter, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐                                    The undersigned hereby elects to purchase          shares of            (the “Exercise Shares”) of ShotSpotter, Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)                                 Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3)                                 The undersigned represents that (i) the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that Exercise Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Exercise Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Exercise Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or, if reasonably requested by the Company, the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: , 20

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

NOTICE THAT WARRANT IS ABOUT TO EXPIRE

[Insert Date of Notice]

To:

The Warrant issued to you described below will expire on February   , 2021.

Issuer:                                                                                                                                                            Shotspotter, Inc.

Issue Date:                                                                                                                                               , 2014

Class of Security Issuable:                                                 Series B-1 Preferred Stock

Exercise Price per Share:                                                            $

Number of Shares Issuable:

Procedure for Exercise:

Please contact            at (   )    -     with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.

Shotspotter, Inc.

By

Its: